                               JASON INCORPORATED                   EXHIBIT 21.1
                                  SUBSIDIARIES
                                      10-K


                 NAME                         JURISDICTION                PERCENT
                                                                          OWNERSHIP
-----------------------------------------   --------------------   ------------------------

Osborn de Venezuela                         Venezuela                               100.00

Jason Industrial Products International     Barbados                                100.00

Jason Nevada, Inc.                          Nevada                                  100.00

Braden Nevada, Inc.                         Nevada                                  100.00

Deltak Nevada, Inc.                         Nevada                                  100.00

Janesville de Mexico                        Mexico                                   79.69

Jason Ohio Corporation                      Ohio                                    100.00

JacksonLea de Mexico                        Mexico                                  100.00

JacksonLea Canada                           Canada                                  100.00

Jason Canada, Inc.                          Canada                                  100.00

Jason Components Shenzhen                   China                                   100.00

Jason Components Shanghai                   China                                   100.00

Jason Holding GmbH                          Germany                                 100.00

Jason GmbH                                  Germany                                  99.98

Brushes International Wennerberg            Sweden                                   99.98

Brushes International Romania               Romania                                  59.99

Jason Holdings UK Limited                   UK                                      100.00

Janesville Products Limited                 UK                                      100.00

Brushes International                       UK                                      100.00

Webb Jarratt Limited                        UK                                      100.00

Brushes International Dendix                UK                                      100.00

Forcepass Limited                           UK                                      100.00

Brushes International Osborn                France                                  100.00

Beamnatural Limited                         UK                                      100.00

Brushes International                       Portugal                                100.00

Lee & James Limited                         UK                                      100.00

Brushes International Asberg                Brazil                                  100.00

Dendix Ski Limited                          UK                                      100.00